UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of Earliest Event Reported): May 16, 2005


                                VCA ANTECH, INC.
             (Exact Name of Registrant as Specified in its Charter)


           Delaware                 001-16783                    95-4097995
(State or Other Jurisdiction       (Commission                  (IRS Employer
      of Incorporation)            File Number)              Identification No.)


                          12401 West Olympic Boulevard
                       Los Angeles, California 90064-1022
               (Address of Principal Executive Offices, Zip Code)

                                 (310) 571-6500
              (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

NEW CREDIT AND GUARANTY AGREEMENT

     On May 16, 2005, we refinanced our senior credit facility pursuant to the Credit and Guaranty Agreement, by and among Vicar Operating, Inc., VCA Antech, Inc., certain subsidiaries of Vicar Operating, Inc., as guarantors, various lenders from time to time party thereto, Goldman Sachs Credit Partners, L.P., as joint lead arranger, joint bookrunner and sole arranger, Wells Fargo Bank, N.A., as joint lead arranger, joint bookrunner and administrative agent and Union Bank of California, N.A., as documentation agent. In this report we refer to the Credit and Guaranty Agreement as the Credit Agreement. The new senior credit facility provides for $475.0 million in senior term notes and a $75.0 million revolving facility.

     Pursuant to the Credit Agreement, the $220.8 million of total outstanding senior term F notes were replaced with new senior term notes in the same amount, priced at LIBOR plus 150 basis points, resulting in a 25 basis point reduction in interest rate. We expect to incur debt retirement costs in the second quarter of 2005 relating to the write-off of certain deferred financing costs and other related expenses, and are in the process of evaluating these costs.

     In general, borrowings under the Credit Agreement bear interest at our option, on either:

     o the higher of (a) Wells Fargo Bank, N.A.'s prime rate or (b) the Federal funds rate plus 0.50%, plus a margin of 0.50% per annum, depending upon our leverage ratio; or

     o the rate per annum obtained by dividing (1) the rate of interest offered Wells Fargo Bank, N.A. on the London interbank market by (2) a percentage equal to 100% minus the stated maximum rate of all reserve requirements applicable to any member bank of the Federal Reserve system in respect of "Eurocurrency liabilities," plus a margin, based on our leverage ratio, of 1.50% per annum.

     Swing line borrowings bear interest at the higher of (a) Wells Fargo Bank, N.A.'s prime rate or (b) the Federal funds rate plus 0.50%, plus a margin of 0.50% per annum

     The revolving credit facility under the Credit Agreement matures on May 16, 2010. The senior term notes issued under the Credit Agreement mature on May 16, 2011, with principal payments due on a quarterly basis. Principal payments under the revolving credit facility portion are made at our discretion with the entire unpaid amount due at maturity.

     Pursuant to the Credit Agreement, we are required to determine annually if our cash and cash equivalents exceed a defined amount, and in such event such excess must be used to pay outstanding indebtedness under the Credit Agreement. Any such payments reduce on a pro rata basis the remaining scheduled payments. All outstanding indebtedness under the Credit Agreement may be voluntarily prepaid in whole or in part without premium or penalty.

     We and each of our wholly owned subsidiaries guarantee outstanding indebtedness under the Credit Agreement. Any borrowings, along with the guarantees of the subsidiaries, are further secured by substantially all of our consolidated assets. In addition these borrowings are secured by a pledge of substantially all of the capital stock, or similar equity interest, of our wholly owned subsidiaries.



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     The Credit Agreement contains certain financial covenants pertaining to interest coverage, fixed charge coverage and leverage ratios. In addition, the Credit Agreement has restrictions pertaining to capital expenditures, acquisitions and the payment of cash dividends on all classes of stock.

     A copy of the Credit Agreement is attached to this Form 8-K as Exhibit 10.1, and a copy of the press release announcing the refinancing is attached to this Form 8-K as Exhibit 99.1.

CONSUMMATION OF CASH TENDER OFFER

     On May 17, 2005, we issued a press release announcing that our wholly owned subsidiary Vicar Operating, Inc., completed its cash tender offer to purchase all of its outstanding 9.875 Senior Subordinated Notes due 2009. All of the notes were accepted for payment and the aggregate purchase price including accrued and unpaid interest is approximately $191.5 million. A copy of the press release is attached hereto as Exhibit 99.3.

ITEM 1.02 TERMINATION OF MATERIAL DEFINITIVE AGREEMENT

     On May 16, 2005, we terminated the Second Amended and Restated Credit and Guaranty Agreement, by and among VCA Antech, Inc., Vicar Operating, Inc., certain subsidiaries of Vicar Operating, Inc, as guarantors, various lenders from time to time party thereto, Goldman Sachs Credit Partners, L.P., as joint lead arranger and sole arranger, and Wells Fargo Bank, N.A., as joint lead arranger and administrative agent.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION.

     On May 16, 2005, we refinanced our senior credit facility pursuant to the Credit and Guaranty Agreement, by and among Vicar Operating, Inc., VCA Antech, Inc., certain subsidiaries of Vicar Operating, Inc., as guarantors, various lenders from time to time party thereto, Goldman Sachs Credit Partners, L.P., as joint lead arranger, joint bookrunner and sole arranger, Wells Fargo Bank, N.A., as joint lead arranger, joint bookrunner and administrative agent and Union Bank of California, N.A., as documentation agent. The material terms of the Credit and Guaranty Agreement are set forth in Item 1.01 above, and are incorporated herein by reference.

ITEM 8.01 OTHER EVENTS.

PRICING OF TENDER OFFER

     On May 16, 2005, we issued a press release announcing that our wholly owned subsidiary Vicar Operating, Inc. determined the pricing of its previously announced cash tender offer for its $170 million outstanding principal amount of 9.875% Senior Subordinated Notes due 2009. A copy of the press release is attached hereto as Exhibit 99.2.

SATISFACTION AND DISCHARGE OF INDENTURE

     On May 17, 2005, the obligations of Vicar Operating, Inc. under its outstanding 9.875% Senior Subordinated Notes due 2009 and the Indenture, dated November 27, 2001, by and among Vicar Operating, Inc., certain subsidiary guarantors of Vicar Operating, Inc. and J.P. Morgan Trust Company, N.A., as successor in interest to Chase Manhattan Bank and Trust Company, N.A., as trustee, were fully satisfied and have been discharged.



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ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

EXHIBIT NO.    DESCRIPTION

10.1           Credit and Guaranty Agreement, dated May 16, 2005, by and among Vicar
               Operating, Inc., VCA Antech, Inc., certain subsidiaries of Vicar Operating,
               Inc., as guarantors, various lenders from time to time party thereto, Goldman
               Sachs Credit Partners, L.P., as joint lead arranger, joint bookrunner and sole arranger, Wells Fargo Bank, N.A., as joint lead arranger, joint bookrunner and administrative agent and Union Bank of California, N.A., as documentation agent.  In this report we refer to the Credit and Guaranty Agreement as the
               Credit Agreement.

99.1           Press Release issued by VCA Antech, Inc., on May 16, 2005.

99.2           Press Release issued by VCA Antech, Inc., on May 16, 2005.

99.3           Press Release issued by VCA Antech, Inc., on May 17, 2005.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



May 17, 2005                                VCA ANTECH, INC.




                                            By: /s/ Tomas W. Fuller
                                                --------------------------------
                                                Name:  Tomas W. Fuller
                                                Title: Chief Financial Officer



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                                  EXHIBIT INDEX

EXHIBIT NO.    DESCRIPTION

10.1           Credit and Guaranty Agreement, dated May 16, 2005, by and among Vicar
               Operating, Inc., VCA Antech, Inc., certain subsidiaries of Vicar Operating,
               Inc., as guarantors, various lenders from time to time party thereto, Goldman
               Sachs Credit Partners, L.P., as joint lead arranger, joint bookrunner and sole arranger, Wells Fargo Bank, N.A., as joint lead arranger, joint bookrunner and administrative agent and Union Bank of California, N.A., as documentation agent.
               In this report we refer to the Credit and Guaranty Agreement as the Credit Agreement.

99.1           Press Release issued by VCA Antech, Inc., on May 16, 2005.

99.2           Press Release issued by VCA Antech, Inc., on May 16, 2005.

99.3           Press Release issued by VCA Antech, Inc., on May 17, 2005.

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